PEOPLES BANCORP INC. – P.O. BOX 738 MARIETTA, OH 45750 www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                             Contact:    Mark F. Bradley
August 10, 2007                                                                                                                        President and Chief Executive Officer
                                                     (740) 373-3155

PEOPLES BANCORP INC. TO ADD NEW EXECUTIVE VICE PRESIDENT
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Deborah K. Hill named Executive Vice President, Consumer and Business Financial Services

MARIETTA, Ohio– Peoples Bancorp Inc. announces the addition of an executive position to focus on sales and customer service at Peoples Bancorp Inc. and its banking subsidiary, Peoples Bank, National Association (“Peoples Bank”).  Yesterday the Peoples Bancorp Inc. and Peoples Bank Boards of Directors approved the hiring of Deborah K. Hill in the newly created position of Executive Vice President, Consumer and Business Financial Services.
“The addition of Deb to our executive management team reflects our increased commitment to customer-focused delivery of financial services,” said Mark F. Bradley, President and Chief Executive Officer of Peoples Bancorp Inc. and Peoples Bank.  “Deb’s role will be ‘chief of sales and service delivery’ for our banking centers, and she will also work with our commercial, investment and insurance leaders to implement integrated sales and service strategies that enhance the customer experience.”
Hill most recently served as Senior Vice President and Regional Manager of US Bank’s Wisconsin/Chicago region, where she was responsible for over 100 banking centers.  An Ohio native, Hill’s financial services career began in Ohio and spans 23 years.  She is also a graduate of the University of Virginia Graduate School of Retail Bank Management.    Hill will officially join Peoples Bancorp Inc. on September 4, 2007.
“In recent months we updated our strategic plan and realized we needed a high performance sales and service leader that could focus on the integration of our product offerings and a service-based culture,” continued Bradley.  “Deb’s experience and energy in consumer and small business financial services will drive us towards our strategic goals of revenue growth and diversification through great customer service.”
In addition to managing Peoples Bank’s banking centers, Hill will have responsibility for the company’s deposit offerings, delivery of mortgage banking products, and customer call center/internet banking client support group.  She will also have an integral role in Customer Relationship Management (CRM) systems and process, including customer segmentation, relationship pricing, and strategies to grow revenues across the company’s banking, investment, and insurance operations.
Peoples Bancorp Inc. also announces that Executive Vice President Larry E. Holdren, who also currently serves as President, Retail and Banking Division of Peoples Bank, will undertake a new role as Executive Vice President, Business and Corporate Development.  In his new position, which is effective September 4, 2007, Holdren will be responsible for corporate growth and banking center expansion, and also focus on client development and retention.  Holdren joined Peoples Bank in 1982 and has over 30 years experience in the financial services industry.
“These changes to our executive management team prepare us for future growth,” said Bradley.  “Larry has been and continues to be a valuable contributor to our success.  His experience and contacts in the financial services industry are assets and he will be in a better position to leverage those strengths in his new role.”
Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 50 offices in Ohio, West Virginia, and Kentucky.  Peoples Bancorp’s financial service units are Peoples Bank, Peoples Financial Advisors and Peoples Insurance Agency, Inc., which includes the Barengo and Putnam Insurance divisions.  Peoples Bancorp’s common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO” and Peoples Bancorp is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples Bancorp at www.peoplesbancorp.com.

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